Exhibit 4.16

NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN

THE COMPANY’S PROSPECTUS

DATED             , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED

HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE RIGHTS AGENT.

Stereotaxis, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock

of Stereotaxis, Inc.

Subscription Price: $3.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR

BEFORE 5:00 P.M., EASTERN TIME,

ON             , UNLESS EXTENDED BY STEREOTAXIS, INC.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one-third of a share of Common Stock, par value $0.001 per share, of Stereotaxis, Inc., a Delaware corporation., at a subscription price of $3.00 per share (the “Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Stereotaxis, Inc. Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Stereotaxis, Inc. Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Stereotaxis, Inc. and the signatures of its duly authorized officers.

Dated:

Chairman	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attn: Re-Organization Dept.,

1981 Marcus Ave., Suite 100

Lake Success, NY 11042-1046.

By mail:*

Broadridge Corporate Issuer Solutions, Inc.

Attn: Re-Organization Dept., P.O. Box 1317

Brentwood, NY 11717.

*	If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION PRIVILEGE

To subscribe for shares pursuant to your Subscription Privilege, please complete lines (a) and (b) and sign under Form 2 below.

(a)	EXERCISE OF SUBSCRIPTION PRIVILEGE:

I apply for	shares x $	= $

(no. of new shares)	(subscription price)	(amount enclosed)

(b)	Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Certificate check draft drawn on a U.S. bank, or postal telegraphic or express payable to “Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, for purposes of accepting subscriptions in this Rights Offering at , , ABA # , Account # , with reference to the rights holder’s name.

FORM 2-SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber (s)

(and address if different than that listed on the Rights Certificate)

Telephone number (including area code)

FORM 3-ACKNOWLEDGEMENT:

I acknowledge receipt of the Prospectus and understand that, after delivery to Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, I may not modify or revoke the subscription for shares indicated in this Rights Certificate. Under penalties of perjury, I certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature of Registered Holder
Date

If signature is by a trustee(s), executor(s), administrator(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name: Capacity:
Soc. Sec. #/Tax ID#:
Address
Phone

FORM 4-GUARANTEE OF SIGNATURES: All Subscription Right holders who specify special or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities and Exchange Act of 1934, as amended.

Signature Guaranteed:

(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF COMMUNITY FINANCIAL SHARES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE RIGHTS AGENT, AT

855-300-4994.

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